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                                                                                                               EXHIBIT 12


                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                      (Dollars in thousands)

                                                                                                                 Renco Steel
                                                           WCI Steel, Inc.                                      Holdings, Inc.
                                              ---------------------------------------------------------------   --------------
                                                        Year Ended October 31,             Three Months Ended     Pro Forma
                                                                                               January 31,      Three Months
                                              ---------------------------------------------------------------      Ended
                                                                                                                 January 31,
                                               1993     1994     1995     1996     1997       1997     1998         1998
                                              ------   ------   ------   ------   ------     ------   ------      ---------
Income before taxes........................   23,636   52,792   25,773   47,148   37,945      2,864    6,564        3,143
Fixed charges..............................   23,214   28,926   26,066   25,263   32,064      7,609    8,123       11,544
                                              ------   ------   ------   ------   ------     ------   ------       ------
  Earnings.................................   46,850   81,718   51,839   72,411   70,009     10,473   14,687       14,687

Interest expense...........................   18,108   26,437   23,607   22,788   30,255      7,121    7,677       10,940
Amortization of financing costs............    5,074    2,272    2,180    2,180    1,435        404      337          496
Rental/Lease interest......................       32      217      279      295      374         84      109          109
                                              ------   ------   ------   ------   ------     ------   ------       ------
  Fixed charges............................   23,214   28,926   26,066   25,263   32,064      7,609    8,123       11,544

    Ratio of earnings to fixed charges.....      2.0x     2.8x     2.0x     2.9x     2.2x       1.4x     1.8x         1.3x
                                              ======   ======   ======   ======   ======     ======   ======       ======

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